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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

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                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 7, 2000
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                               STAR STRUCK, LTD.
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            (Exact name of registrant as specified in its charter)

          Delaware                       1-8912                  36-1805030
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(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
     of registrant)                                          identification No.)

       8 F.J. Clarke
       Bethel, Connectcut                                         06801
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      (Address of principal executive offices)                  (zip code)

Registrant's telephone number, including area code:      (203) 778-4925
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                N/A
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(Former name or former address, if changed since last report)


Item 5.  Other Events

         In June and July 2000, the Company's subsidiary, Star Struck, Inc ("SSI") experienced cash flow problems. These related primarily to increased inventory requirements for SSI's sports apparel business, delay in payment by major customers of batteries, and payment under a guaranty of certain obligations of RC Manufacturing, Inc., which had discontinued its operations.

         In August 2000, SSI took certain actions to improve cash flow.

         On August 7, 2000, SSI borrowed an aggregate of $1 million from Peter Nisselson, Kenneth Karlan, and Mr. Karlan's mother, Marilyn Karlan. The principal
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of these loans is repayable on August 31, 2003. Interest at 10% per annum is payable quarterly. Repayment of the loans is subject to a subordination agreement between SSI and People's Bank.

          As further consideration for the loans to SSI, the Company issued 500,000 common stock purchase warrants exercisable at $2 per share and expiring on July 31, 2005. At the option of the warrant holders, the shares underlying the warrants are registrable under the Securities Act at the Company's expense. The Company issued 333,000 warrants to Mr. Nisselson, 67,000 warrants to Mr. Karlan and 100,000 warrants to Marilyn Karlan.

         In addition, Mr. Nisselson agreed to a deferral of his salary for a period of one year, and Mr. Karlan and Keith Sessler, Vice President of the Company, agreed to a reduction of their annual salaries to $100,000 each.

         As of August 7, 2000, SSI and People's Bank amended their loan agreement to increase SSI's line of credit from $2 million to $3 million and to increase from 40 % to 50 % the amount that can be borrowed against qualified accounts receivable.



Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

      10.1   Form of 10% Promissory Note due August 31, 2003
      10.2   Form of Common Stock Purchase Warrant
      10.3 Registration Rights Agreement, dated August 7, 2000, among Star Struck, Ltd., Kenneth Karlan, Marilyn Karlan and Peter Nisselson
      10.4 Fifth Amendment Agreement, dated August 7, 2000, among Kenneth Karlan, Keith Sessler, Star Struck, Ltd.
      10.5 Mortgage Modification Agreement, dated August 7, 2000, between Star Struck, Inc. and People's Bank
      10.6 Subordination Agreement, dated August 7, 2000 among People's Bank, Kenneth Karlan, Marilyn Karlan, Peter Nisselson and Star Struck, Inc.

                                  Signatures
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         Pursuant to the requirements of the Section 13 or 15(d) of the
Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 29, 2000                              STAR STRUCK, LTD.

                                             By: /s/ Kenneth Karlan
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                                                 Kenneth Karlan, President